Exhibit 10.15(d)

CERTAIN INFORMATION HAS BEEN OMITTED OR REDACTED FROM VERSION OF THIS EXHIBIT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease ("Third Amendment'') is entered into by and between THE H.N. AND FRANCES C. BERGER FOUNDATION, a Delaware non-stock corporation ("Landlord") and CRYOLIFE, INC., a Florida corporation ("Tenant"), as of the date hereinafter set forth.

W I T N E S S E T H:

WHEREAS, Amli Land Development-I Limited Partnership ("Amli") and Tenant entered into that certain Lease having an effective date of April 14, 1995, concerning certain buildings, improvements and appurtenances, located at 1655 Roberts Boulevard, Kennesaw, Georgia 30144, in Cobb County, Georgia, as amended, as more particularly described therein ("Lease");

WHEREAS, Amli and Tenant entered into that certain First Amendment to Lease Agreement having an effective date of August 6, 1999, concerning the construction and addition of Phase II and other improvements to the Premises, as more particularly described therein (the "First Amendment");

WHEREAS, P&L Barrett, LP (“P&L”) and Tenant entered into that certain Second Amendment to Lease having an effective date of May 10, 2010, extending the term of the Lease and modifying the rent and addressing other issues as more particularly described therein (the "Second Amendment");

WHEREAS, Landlord purchased the buildings from P&L and the Lease was assigned by P&L to Landlord and Landlord has succeeded to P&L’s position as landlord;

WHEREAS, the parties hereto desire to amend the Lease as hereinafter provided;

NOW THEREFORE, for and inconsideration of the premises, Ten Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  The statements set forth in the preamble and recitals hereinabove are hereby incorporated herein by reference as if totally set forth herein.

2.  Capitalized terms used herein shall have the meaning as defined in the Lease unless otherwise defined herein.

3.  The Lease is hereby amended whereby the Term is extended for fifteen (15) additional years through March 31, 2037 ("Extended Term''). Notwithstanding anything to the contrary contained in the Lease, the defined term "Termination Date" shall be March 31, 2037.

4.  The Lease is hereby amended whereby during the remaining Term and the Extended Term, on each anniversary date of the Lease Commencement Date, the annual Base Rental Rate shall be increased by an amount equal to one and 85/100 percent (1.85%) times the net rate to become the newly adjusted Base Rate. Accordingly, the Base Rent shall be as follows:

Term	Per/SF	Annual Base Rent	Monthly Base Rent
04/01/2020-03/31/2021
04/01/2021-03/31/2022
04/01/2022-03/31/2023
04/01/2023 -03/31/2024
04/01/2024-03/31/2025
04/01/2025 - 03/31/2026
04/01/2026 - 03/31/2027
04/01/2027- 03/31/2028		[OMITTED]
04/01/2028-03/31/2029
04/01/2029 - 03/31/2030
04/01/2030 - 03/31/2031
04/01 /2031 - 03/31/2032
04/01/2032 -03/31/2033
04/01/2033-03/31/2034
04/01/2034 - 03/31/2035
04/01/2035 - 03/31/2036
04/01/2036 – 03/31/2037

5.  The Lease is hereby amended as follows:

Concessions:  The Base Rent shall be abated by 50% for a period of fifteen (15) months commencing February 1, 2021 and ending April 30, 2022.

Operating Expenses:  The Tenant will directly pay all of its Operating Expenses as outlined in the Lease.

Tenant Improvements:  Landlord shall provide Tenant with an allowance of $[      ]/RSF ($[         ]).  This allowance may be used for the design, preparation, renovation, and construction of the Premises and parking lot.  Tenant shall have access to this Tenant Improvement Allowance upon execution of this Third Amendment.  The Tenant Improvement Allowance may not be applied to unpaid rent.  All Tenant Improvements shall be subject to the provisions of section 14 of the Lease entitled “Alterations.”

Roof:  Landlord shall replace the roof on both phases of the Building prior to June 1, 2021.  Once the new roof has been installed, Tenant shall become responsible for all roof maintenance for the remainder of the Term and the Extended Term.

Renewal Options:  Tenant shall have two consecutive options to renew for five (5) years each at the same extended terms and conditions (including a 1.85% annual escalation of Base Rent), and each with a Tenant Improvement Allowance of $[       ]payable on the first day of the renewal term under these options.  Tenant shall give Landlord no more than twelve (12) months and no less than six (6) months advance written notice of Tenant’s intention to exercise said options to renew before the expiration of the then-current term.

6.  The Lease is hereby amended as follows:

Commission.   For representing the Tenant, the Landlord will pay a 1% commission ($[          ]) to Richard Bowers & Company (“Broker”) which shall be paid within sixty (60) days of execution of this Third Amendment.  Landlord and Tenant represent and warrant that they have not engaged nor had any dealings with any broker, agent, salesperson, or finder in connection with this Third Amendment, and no such other person is entitled to any fee or commission in connection herewith, other than Richard Bowers & Co. representing Tenant.  Tenant agrees to indemnify and hold Landlord harmless from and against any and all damages, liabilities, costs, or expenses (including attorneys’ fees) arising from any claims or demands of any broker, agent, salesperson, or finder, other than the Broker, arising by, through, or under Tenant.

7.   Tenant at the execution of this Third Amendment shall execute and deliver a Tenant Estoppel Certificate concerning the Lease, as amended, including, but not limited to, that no disputes exist under the Lease, no disputes exist under the Lease, verification of term dates and conditions of the Lease in the form attached to the Lease.

8.   Notwithstanding anything contained in the Lease, in the event of a conflict between the Lease and this Third Amendment, the terms of this Third Amendment shall control. The Lease, as previously amended, shall remain in full force and effect except as hereby amended, and the Landlord and Tenant hereby ratify, affirm, and confirm the terms of the Lease, as previously amended and as hereby amended.

IN WITNESS WHEREOF, Landlord and Tenant have set their hands and seals hereunto and have caused this Third Amendment to be executed by duly authorized officers thereof, as of this 29th day of December 2020.

LANDLORD:

The H.N. and Frances C. Berger Foundation,
a Delaware non-stock corporation

By: /s/ Christopher M. McGuire
Christopher M. McGuire, President
Date of Execution
by Landlord:

January 6, 2021

TENANT:

CRYOLIFE, INC.,
a Florida corporation

By: /s/ Pat Mackin
Name: James Patrick Mackin
Title: Chairman, President, and CEO
(CORPORATE SEAL)
Date of Execution
by Tenant:

December 29, 2020